                                                                                                                                          Exhibit 99.1

News Release

FOR ADDITIONAL INFORMATION:
Media Relations:	Investor Relations:
Jim Vitak	Eric Boni
(614) 790-3715	(859) 815-4454
jevitak@ashland.com	enboni@ashland.com

FOR IMMEDIATE RELEASE
October 29, 2007

Ashland Inc. reports preliminary net income
of 51 cents per share for fiscal fourth quarter

COVINGTON, Ky. – Ashland Inc. (NYSE: ASH) today announced preliminary* net income of $32 million, or 51 cents per share, for the quarter ended Sept. 30, 2007, the fourth quarter of Ashland’s fiscal year. This compares with net income of $200 million, or $2.82 per share, in the same prior-year quarter, which included income of $144 million, or $2.03 per share, from discontinued operations. Discontinued operations for the September 2006 quarter comprised a gain on the sale of the company’s former APAC subsidiary of $110 million, or $1.55 per share, and income of $34 million, or 48 cents per share, from APAC’s operating results.
Ashland’s operating income, before taxes, for the September 2007 quarter totaled $26 million and compares with operating income of $28 million in the year-ago quarter. Operating income for both periods contained a number of key items. (See page 5 of financial information for details of the impact of each of these key items on Ashland’s operating segments.)
Commenting on Ashland’s results for the fourth quarter, Ashland Chairman and Chief Executive Officer James J. O’Brien said, “Weak conditions in the North American building and construction markets and a difficult environment in the transportation markets have challenged Ashland Performance Materials and Ashland Distribution all year and especially in the fourth quarter. Valvoline again was the largest contributor to our quarterly results and achieved record operating income of $86 million for the full fiscal year. In addition, Ashland achieved a major milestone in our enterprise-wide SAP1 implementation, which we call ‘GlobalOne,’ with a successful launch in our European, Middle Eastern and African operations on Oct. 1. After nearly four years of work, we now have more than 85 percent of our global revenues on the same software platform.”
Key items affecting operating income for the September 2007 quarter consisted of an impairment charge of $11 million on PathGuard® pathogen control equipment, a result of Ashland Water Technologies’ decision to withdraw from the poultry processing market; a nonrecurring expense of $11 million related to postretirement medical plans in Canada; a $6 million increase in a litigation reserve; income of $8 million resulting from favorable claims experience by Ashland's self-insurance program; and income of $5 million related to Ashland’s elimination of a one-month financial reporting lag for wholly owned entities outside North America. The elimination of this financial reporting lag created a four-month quarter and 13-month year for certain of Ashland’s non-North American businesses.
For the September 2006 quarter, key items were environmental remediation expense of $23 million; severance costs of $11 million; $8 million of APAC corporate costs that were retained within continuing operations as required by GAAP; a charge of $5 million related to asset impairments; a $2 million litigation reserve charge; and income of $18 million related to favorable insurance settlements.
Excluding the net unfavorable impact of the key items noted above, operating income totaled $40 million for the September 2007 quarter and $58 million for the 2006 quarter. Ashland believes the use of these adjusted operating income figures enhances understanding of its current and future performance.
Performance Materials earned operating income of $7.2 million for the September 2007 quarter as compared with a record $17.8 million earned in the prior-year September quarter. Excluding key items in both periods, Performance Materials’ operating income was $13.9 million for the 2007 September quarter versus $24.2 million for the 2006 quarter. Volume and revenue both increased substantially over the September 2006 quarter largely due to the extra month of non-North American revenue and acquisitions. Adjusting for these effects, revenue increased 4 percent on higher prices, and volume declined 4 percent, largely due to weakness in the North American market. While Performance Materials has been able to pass through raw material cost increases, total gross profit versus the prior-year quarter declined as a result of the lower volume. This, combined with higher selling, general and administrative expenses, caused the decline in Performance Materials’ operating income. Growth in global business partially offset U.S. and Canadian softness.
Ashland Distribution recorded an operating loss of $4.5 million in the September 2007 quarter as compared with record operating income of $25.6 million in the September 2006 quarter. Excluding key items in both periods, Distribution earned operating income of $2.0 million in the 2007 quarter versus $32.8 million in the 2006 quarter. Gross profit as a percent of sales declined to 7.0 percent from 8.8 percent in the year-ago quarter. Distribution’s performance continues to reflect the weak North American manufacturing economy; cost volatility in commodity chemicals, particularly hydrocarbons; higher selling, general and administrative expense; and the impact of the North American plastics-supply realignment. Revenue increased from $1,024 million in the September 2006 quarter to $1,050 million in the 2007 quarter. Excluding the extra month of foreign revenue and the impact of the elimination of the North American plastics-supply contract, net of conversions, revenue increased 2 percent and volume was up 1 percent.
Valvoline earned operating income of $17.9 million in the September 2007 quarter as compared with an operating loss of $14.6 million in the year-ago quarter. Excluding key items in both periods, operating income totaled $18.8 million in the 2007 quarter versus an operating loss of $8.8 million in the prior-year quarter. Lubricant volume increased 5 percent, with growth in international and branded lubricant volumes offsetting a decline in Valvoline’s lower-margin private-label business. Lubricant volume was not significantly affected by the non-North American reporting adjustment. Gross margin improvement across all lines of business, supported by a more stable base-oil-cost environment, drove Valvoline’s results for the quarter. A 14-percent increase in the number of premium oil changes and 12-percent increase in average ticket in the Valvoline Instant Oil Change® business versus the prior-year quarter contributed to Valvoline’s strong performance.
Water Technologies recorded an operating loss of $1.5 million in the September 2007 quarter as compared with operating income of $4.9 million in the prior-year September quarter. Excluding key items in both periods, Water Technologies earned operating income of $6.6 million in the 2007 quarter as compared with $12.2 million in the 2006 quarter. Revenue increased from $191 million in the September 2006 quarter to $249 million for the 2007 quarter, benefiting by $42 million from the additional month of non-North American revenue. Results for the quarter were adversely affected by increased selling, general and administrative costs.
Unallocated and Other for the September 2007 quarter amounted to $7.1 million of income as compared with a $5.5 million expense in the September 2006 quarter. Excluding the impact of key items in both periods, Unallocated and Other for the 2007 quarter amounted to an expense of $0.9 million as compared with a $2.1 million expense in the 2006 quarter.
During the September 2007 quarter, the company incurred income tax expense of $6 million as compared with a tax benefit of $13 million in the September 2006 quarter. Income taxes recorded in both periods include various adjustments that will be described in the notes to Ashland’s 2007 Annual Report on Form 10-K to be filed in late November.
Net interest income for the September 2007 and 2006 quarters amounted to $12 million and $19 million, respectively. In addition, results for the 2006 quarter also included other expense of $4 million related to the MAP Transaction, which was completed in 2005.
“We are, of course, disappointed with our fourth quarter results,” said O’Brien. “Plans to address current earnings challenges are being developed. In addition, we expect the investments we are making in plant capabilities, technology and market development to benefit results over time. Many of our key growth initiatives focus on the world’s expanding economies and, as a result, much of our future growth is likely to come from operations outside the U.S. and Canada.”
Today at 4 p.m. (EDT), Ashland will provide a live webcast of its fourth-quarter presentation to securities analysts. The webcast will be accessible through Ashland’s website, www.ashland.com. Following the live event, an archived version of the webcast will be available for 12 months at www.ashland.com/investors.
Ashland Inc. (NYSE: ASH), a diversified, global chemical company, provides quality products, services and solutions to customers in more than 100 countries. A FORTUNE 5002 company, it operates through four divisions: Ashland Performance Materials, Ashland Distribution, Valvoline and Ashland Water Technologies. To learn more about Ashland, visit www.ashland.com.
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® Registered trademark, Ashland
1 SAP is a registered trademark of SAP AG in Germany and several other countries.
2 FORTUNE 500 is a registered trademark of Time Inc.

* Preliminary Results
Financial results are preliminary until Ashland’s annual report on Form 10-K is filed with the U.S. Securities and Exchange Commission.

Forward-Looking Statements
This news release contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, with respect to Ashland’s operating performance. These estimates are based upon a number of assumptions, including those mentioned within this news release. Such estimates are also based upon internal forecasts and analyses of current and future market conditions and trends, management plans and strategies, weather, operating efficiencies and economic conditions, such as prices, supply and demand, cost of raw materials, and legal proceedings and claims (including environmental and asbestos matters). Although Ashland believes its expectations are based on reasonable assumptions, it cannot assure the expectations reflected herein will be achieved. This forward-looking information may prove to be inaccurate and actual results may differ significantly from those anticipated if one or more of the underlying assumptions or expectations proves to be inaccurate or is unrealized or if other unexpected conditions or events occur. Other factors and risks affecting Ashland are contained in Ashland’s Form 10-K for the fiscal year ended Sept. 30, 2006. Ashland undertakes no obligation to subsequently update or revise the forward-looking statements made in this news release to reflect events or circumstances after the date of this release.

Ashland Inc. and Consolidated Subsidiaries
STATEMENTS OF CONSOLIDATED INCOME
(In millions except per share data - preliminary and unaudited)
	Three months ended		Year ended
	September 30		September 30
	2007	2006	2007	2006
REVENUES
Sales and operating revenues	$2,085	$1,908	$7,785	$7,233
Equity income	4	4	15	11
Other income	15	13	34	33
	2,104	1,925	7,834	7,277
COSTS AND EXPENSES
Cost of sales and operating expenses	1,740	1,612	6,447	6,030
Selling, general and administrative expenses (a)	338	285	1,171	1,077
	2,078	1,897	7,618	7,107
OPERATING INCOME	26	28	216	170
Loss on the MAP Transaction (b)	-	(4)	(3)	(5)
Net interest and other financing income	12	19	46	47
INCOME FROM CONTINUING OPERATIONS
BEFORE INCOME TAXES	38	43	259	212
Income tax (expense) benefit	(6)	13	(58)	(29)
INCOME FROM CONTINUING OPERATIONS	32	56	201	183
Income from discontinued operations (net of income taxes) (c)	-	144	29	224
NET INCOME	$32	$200	$230	$407

DILUTED EARNINGS PER SHARE
Income from continuing operations	$.51	$.79	$3.15	$2.53
Income from discontinued operations	-	2.03	.45	3.11
Net income	$.51	$2.82	$3.60	$5.64

AVERAGE COMMON SHARES AND ASSUMED CONVERSIONS	63	71	64	72

SALES AND OPERATING REVENUES
Performance Materials	$438	$358	$1,580	$1,425
Distribution	1,050	1,024	4,031	4,070
Valvoline	384	379	1,525	1,409
Water Technologies	249	191	818	502
Intersegment sales	(36)	(44)	(169)	(173)
	$2,085	$1,908	$7,785	$7,233
OPERATING INCOME
Performance Materials	$7	$18	$89	$112
Distribution	(4)	26	41	120
Valvoline	18	(15)	86	(21)
Water Technologies	(2)	5	16	14
Unallocated and other (a) (d)	7	(6)	(16)	(55)
	$26	$28	$216	$170

(a)	The year ended September 30, 2007 includes a $25 million charge for costs associated with Ashland's voluntary severance offer.
(b)
“MAP Transaction” refers to the June 30, 2005 transfer of Ashland’s 38% interest in Marathon Ashland Petroleum LLC (MAP) and two other businesses to Marathon Oil Corporation. The loss for the periods presented reflects adjustments in the recorded receivable for future estimated tax deductions related primarily to environmental and other postretirement liabilities.

(c)
The year ended September 30, 2007 includes after-tax income of $35 million from the increase of Ashland's asbestos insurance receivable. The prior periods primarily include after-tax operating results of APAC (excluding previously allocated corporate costs - see note (d) below) as a result of APAC's sale to Oldcastle Materials, Inc. in August 2006 for approximately $1.3 billion.

(d)
Includes corporate costs classified within the selling, general and administrative expense caption previously allocated to APAC of $8 million for the three months ended September 30, 2006 and $41 million for the year ended September 30, 2006.

Ashland Inc. and Consolidated Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions - preliminary and unaudited)
	September 30
	2007	2006
ASSETS
Current assets
Cash and cash equivalents	$897	$1,820
Available-for-sale securities	155	349
Accounts receivable	1,467	1,401
Inventories	610	532
Deferred income taxes	69	93
Other current assets	78	55
	3,276	4,250

Investments and other assets
Goodwill and other intangibles	377	310
Asbestos insurance receivable (noncurrent portion)	458	444
Deferred income taxes	157	186
Other noncurrent assets	435	450
	1,427	1,390

Property, plant and equipment
Cost	2,125	2,007
Accumulated depreciation and amortization	(1,142)	(1,057)
	983	950

	$5,686	$6,590

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Current portion of long-term debt	$5	$12
Dividends payable	-	674
Trade and other payables	1,141	1,302
Income taxes	6	53
	1,152	2,041

Noncurrent liabilities
Long-term debt (less current portion)	64	70
Employee benefit obligations	255	313
Asbestos litigation reserve (noncurrent portion)	560	585
Other long-term liabilities and deferred credits	501	485
	1,380	1,453

Stockholders’ equity	3,154	3,096

	$5,686	$6,590

Ashland Inc. and Consolidated Subsidiaries
STATEMENTS OF CONSOLIDATED CASH FLOWS
(In millions - preliminary and unaudited)
	Year ended
	September 30
	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES FROM CONTINUING OPERATIONS
Net income	$230	$407
Income from discontinued operations (net of income taxes)	(29)	(224)
Adjustments to reconcile income from continuing operations to cash flows from operating activities
Depreciation and amortization	133	111
Deferred income taxes	22	(1)
Equity income from affiliates	(15)	(11)
Distributions from equity affiliates	10	5
Loss on the MAP Transaction	3	5
Change in operating assets and liabilities (a)	(156)	(141)
Other items	-	(3)
	198	148
CASH FLOWS FROM FINANCING ACTIVITIES FROM CONTINUING OPERATIONS
Proceeds from issuance of common stock	19	18
Excess tax benefits related to share-based payments	9	6
Repayment of long-term debt	(12)	(13)
Repurchase of common stock	(288)	(405)
Cash dividends paid	(744)	(78)
	(1,016)	(472)
CASH FLOWS FROM INVESTING ACTIVITIES FROM CONTINUING OPERATIONS
Additions to property, plant and equipment	(154)	(175)
Purchase of operations - net of cash acquired	(75)	(183)
Purchases of available-for-sale securities	(484)	(824)
Proceeds from sales and maturities of available-for-sale securities	680	876
Other - net	23	20
	(10)	(286)
CASH USED BY CONTINUING OPERATIONS	(828)	(610)
Cash (used) provided by discontinued operations
Operating cash flows	(3)	197
Investing cash flows	(92)	1,248
(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	$(923)	$835

DEPRECIATION AND AMORTIZATION
Performance Materials	$36	$31
Distribution	22	21
Valvoline	31	28
Water Technologies	27	17
Unallocated and other	17	14
	$133	$111
ADDITIONS TO PROPERTY, PLANT AND EQUIPMENT
Performance Materials	$56	$58
Distribution	29	36
Valvoline	28	38
Water Technologies	24	23
Unallocated and other	17	20
	$154	$175

(a) Excludes changes resulting from operations acquired or sold.

Ashland Inc. and Consolidated Subsidiaries
INFORMATION BY INDUSTRY SEGMENT
(In millions - preliminary and unaudited)

	Three months ended September 30		Year ended September 30
	2007	2006	2007	2006

PERFORMANCE MATERIALS (a) (b)
Sales per shipping day	$6.1	$5.7	$6.1	$5.7
Pounds sold per shipping day	4.8	4.9	4.9	4.9
Gross profit as a percent of sales	18.4%	20.3%	20.5%	22.5%
DISTRIBUTION (a) (b)
Sales per shipping day	$15.9	$16.3	$15.9	$16.2
Pounds sold per shipping day	19.6	19.9	19.6	20.3
Gross profit as a percent of sales	7.0%	8.8%	7.9%	9.5%
VALVOLINE (a) (b)
Lubricant sales (gallons)	43.3	41.1	167.1	168.7
Premium lubricants (percent of U.S. branded volumes)	23.5%	22.3%	23.3%	23.1%
Gross profit as a percent of sales	24.6%	16.0%	24.8%	19.9%
WATER TECHNOLOGIES (a) (b)
Sales per shipping day	$3.3	$3.0	$3.1	$2.0
Gross profit as a percent of sales	39.7%	38.4%	39.2%	43.7%

(a)	Sales are defined as sales and operating revenues. Gross profit is defined as sales and operating revenues, less cost of sales and operating expenses.
(b)	Excludes amounts resulting from the elimination of the previous one month financial reporting lag for wholly owned entities outside North America, which was recorded in the three months ended September 30, 2007.

Ashland Inc. and Consolidated Subsidiaries
COMPONENTS OF OPERATING INCOME
(In millions - preliminary and unaudited)

	Three Months Ended September 30, 2007
	Performance			Water	Unallocated
	Materials	Distribution	Valvoline	Technologies	& Other	Total
OPERATING INCOME
Postretirement benefit obligation adjustment	$(3.3)	$(5.6)	$(0.9)	$(1.5)	$-	$(11.3)
Self-insurance reserve adjustment	-	-	-	-	8.0	8.0
Asset impairments - PathGuard® equipment	-	-	-	(10.6)	-	(10.6)
Non-North American entities reporting lag elimination	2.1	(0.9)	-	4.0	-	5.2
Litigation reserve adjustment	(5.5)	-	-	-	-	(5.5)
All other operating income	13.9	2.0	18.8	6.6	(0.9)	40.4
	$7.2	$(4.5)	$17.9	$(1.5)	$7.1	$26.2

	Three Months Ended September 30, 2006
	Performance			Water	Unallocated
	Materials	Distribution	Valvoline	Technologies	& Other	Total
OPERATING INCOME
Environmental remediation expense	$(6.7)	$(8.7)	$0.3	$(2.0)	$(6.3)	$(23.4)
Severance costs	(0.4)	(2.0)	(1.7)	(6.1)	(0.4)	(10.6)
Insurance settlements	2.7	3.5	-	0.9	10.8	17.9
Asset impairments	-	-	(4.4)	(0.1)	-	(4.5)
Corporate costs previously charged to APAC	-	-	-	-	(7.5)	(7.5)
Litigation reserve adjustment	(2.0)	-	-	-	-	(2.0)
All other operating income	24.2	32.8	(8.8)	12.2	(2.1)	58.3
	$17.8	$25.6	$(14.6)	$4.9	$(5.5)	$28.2